SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) November 4, 1998


                         Vanguard Cellular Systems, Inc.
             (Exact Name of Registrant as Specified on its Charter)

           North Carolina              0-16560             56-1549590
          (State or Other Jurisdiction (Commission File   (IRS Employer
                  of Incorporation)       Number)          Identification No.)


      2002 Pisgah Church Road, Suite 300, Greensboro, North Carolina 27455
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code (336) 282-3690
                      ------------------------------------


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)





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Item 5.  Other Events

         On November 4, 1998, the Registrant commenced a cash tender offer for its $200,000,000 outstanding principal amount of 9-3/8% Senior Debentures due April 15, 2006 (the "Offer"). In conjunction with the Offer, the Registrant is also soliciting consents to certain proposed amendments to the Indenture governing the Debentures that would eliminate substantially all of the restrictive covenants and would amend certain other provisions contained in such Indenture.

         The Offer will expire at 12:00 Midnight, Eastern Standard time, on December 3, 1998, unless extended. Closing of the Offer is subject to receipt of the consents to the proposed amendments to the Indenture from a majority in aggregate principal amount of the outstanding Debentures, receipt of consents from a majority of lenders under the revolving credit facilities of Vanguard Cellular Financial Corp., a wholly owned subsidiary of Vanguard, and certain other conditions. Closing of the Offer is not conditioned on consummation of the pending acquisition of Vanguard by AT&T Corp. ("AT&T"). A valid tender of Debentures will require a consent to the proposed amendments with respect to the related Debentures, and a valid consent will require a valid tender of the related Debentures.

         The purchase price to be paid for each validly tendered Debenture will be based upon a fixed spread of 50 basis points (0.50%) over the yield on the 6-3/8% U.S. Treasury Note due March 31, 2001 (determined on the second business day prior to the expiration date), less an amount equal to the consent payment ($30.00 per $1,000 principal amount of the Debentures). Holders who consent and tender their Debentures prior to the consent deadline (12:00 Midnight, Eastern Standard time, on November 18, 1998, unless extended) and whose Debentures are accepted for payment will receive the purchase price referred to above, plus a consent payment of $30.00 per $1,000 principal amount of Debentures.

         NationsBanc Montgomery Securities LLC is acting as the Dealer Manager and Consent Solicitation Agent for the Offer. The Depositary for the Offer is The Bank of New York.

         In connection with the Offer by the Registrant, the Registrant, AT&T Corp. and Winston, Inc. amended their definitive merger agreement to contemplate the Offer. A copy of this amendment is filed as an exhibit to this Current Report on Form 8-K. The merger agreement was filed as an exhibit to the Registrant's Current Report on Form 8-K filed October 13, 1998.

Item 7.  Financial Statements and Exhibits.

 (c)      The Exhibits furnished in connection with this report are as follows:

    2(a) Amendment No. 1 to the Agreement and Plan of Merger dated as of October 2, 1998 among AT&T Corp., Winston, Inc. and Vanguard Cellular Systems, Inc.



Schedule 5.9 to  Amendment  No.1 to the  Agreement  and Plan of Merger  filed as
     Exhibit 2(a) hereto has been omitted. Schedule 5.9 contains forms of certain documents to be used in connection with the Tender Offer and Consent Solicitation described in this Current Report on Form 8-K. The Registrant hereby undertakes to furnish supplementally a copy of Schedule
     5.9 to the Commission upon request.

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SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        VANGUARD CELLULAR SYSTEMS, INC.



Date: November 9, 1998                 By:/s/ Richard C. Rowlenson
                                              Richard C. Rowlenson
                                              Executive Vice President





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INDEX TO EXHIBITS

    2(a) Amendment No. 1 to the Agreement and Plan of Merger dated as of October 2, 1998 among AT&T Corp., Winston, Inc. and Vanguard Cellular Systems, Inc.